Shareholder Meeting Results
A Special Meeting of shareholders (the "Meeting") of
DWS Commodity Securities Fund (the "Fund") was
held on June 1, 2006, at the offices of Deutsche
Asset Management, 345 Park Avenue, New York,
New York 10154. At the Meeting, the following
matters were voted upon by the shareholders (the
resulting votes are presented below).
I.	Election of Trustees. ("Number of Votes"
represents all funds that are series of DWS
Institutional Funds)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
7,455,030,120.875
104,822,239.631
Dawn-Marie Driscoll
7,455,029,292.947
104,823,067.559
Keith R. Fox
7,455,033,715.354
104,818,645.152
Kenneth C. Froewiss
7,455,029,385.705
104,822,974.801
Martin J. Gruber
7,455,029,919.097
104,822,441.409
Richard J. Herring
7,455,031.928.134
104,820.432.372
Graham E. Jones
7,455,024,550.559
104,827,809.947
Rebecca W. Rimel
7,455,030,100.541
104,822,259.965
Philip Saunders, Jr.
7,455,028,161.559
104,824,198.947
William N. Searcy, Jr.
7,455,031,234.433
104,821,126.073
Jean Gleason
Stromberg
7,455,028,737.149
104,823,623.357
Carl W. Vogt
7,455,029,690.690
104,822,669.816
Axel Schwarzer
7,455,008,586.708
104,843,773.798

II-A.	Approval of an Amended and Restated
Investment Management Agreement with the
Fund's Current Investment Advisor:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,928,557.304
166,075.512
227,440.630
2,215,656.000

II-C.	Approval of a Subadvisor Approval Policy:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
5,917,454.730
179,362.095
225,256.621
2,215,656.000

III.	Approval of revised fundamental investment
restrictions on:
III-G.	Commodities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
6,009,781.461
2335,066.996
77,224.989
2,215,656.000

III-H.	Lending

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
6,008,886.752
235,961.705
77,224.989
2,215,656.000

V.	Approval of Amended and Restated
Declaration of Trust. ("Number of Votes" represents all funds that are series of DWS
Institutional Funds)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,419,268,465.268
75,680,830.436
23,537,051.802
41,366,013.000

*	Broker non-votes are proxies received by the fund from
brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

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